Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”)  is made effective as of the 30th day of September, 2019, by and between GEMPHIRE THERAPEUTICS INC. (the “Company”) and STEVEN GULLANS (the “Executive”).

RECITALS

The Company and the Executive entered into an Employment Agreement dated effective May 1, 2018, as amended by the First Amendment to Employment Agreement dated effective July 24, 2019 (the “Employment Agreement”).  The Company and the Executive now wish to further amend the Employment Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth below, the parties agree as follows:

1.          AMENDMENT TO  SECTION 2(C)(I) OF THE  EMPLOYMENT  AGREEMENT.  The Company and the Executive agree that the first sentence of Section 2(c)(i) of the Employment Agreement shall be amended to read as follows:

“(i)        Base Salary.  During the Employment Period, the Executive shall receive an annual base salary (the “Annual Base Salary”) of $24,996.00 subject to applicable withholding taxes, which shall be paid in accordance with the Company’s normal payroll practices for senior executive officers of the Company as in effect from time to time.”

2.          WRITTEN CONSENT.  The Executive agrees that this Amendment shall constitute Executive’s written consent for purposes of clause (A) in the definition of Termination for Good Reason in the Employment Agreement and that this change shall not otherwise constitute any of the events listed in the definition of Termination for Good Reason in the Employment Agreement.

3.          SECTION 409A.  This Amendment and all transactions in connection therewith are intended to be exempt from or in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), but under no circumstances shall the Company be liable to any tax, interest or penalty imposed on the employee or other detriment suffered by the employee under Section 409A or for any other adverse tax consequences to the employee resulting from this Amendment.

4.          CONSTRUCTION.  Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Employment Agreement.  The terms of this Amendment amend and modify the Employment Agreement as if fully set forth in the Employment Agreement.  If there is any conflict between the terms, conditions and obligations of this Amendment and the Employment Agreement, this Amendment’s terms, conditions and obligations shall control.  All other provisions of the Employment Agreement not specifically modified by this Amendment are preserved.  This Amendment may be executed in counterparts (including via facsimile, .pdf or other electronic means of execution and delivery), each of which shall be deemed an original, and all of which together shall constitute one and the same document.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS HEREOF, the Company and the Executive have executed this Amendment effective as of the date first written above.

THE EXECUTIVE:	THE COMPANY:

GEMPHIRE THERAPEUTICS INC.

/s/ STEVEN GULLANS	By:	/s/ PEDRO LICHTINGER
STEVEN GULLANS	Name:	Pedro Lichtinger
	Title:	Chairman of the Compensation Committee

SIGNATURE PAGE TO

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT